EXHIBIT 10.27



       Form of Amended and Restated 1996-1998 Long Term
                   Performance Award Agreement


     This Agreement, dated as of March 31, 1997, is made by and between Crompton & Knowles Corporation (the "Corporation") and
________ (the "Executive").

     WHEREAS, the Corporation has adopted the 1988 Long Term
Incentive Plan (the "Plan") for the purpose of attracting, motivating and retaining key employees by offering them long term performance-based incentives and an opportunity to acquire ownership of shares of the Corporation's common stock;

     WHEREAS, the Executive, a key employee of the Corporation or a subsidiary of the Corporation, was granted the opportunity to earn shares of common stock of the Corporation in accordance with the terms and conditions of the Plan and an Agreement dated January 23, 1996, entitled 1996-1998 Long Term Performance Award Agreement (the "January 23 Agreement"); and.

     WHEREAS, the Corporation and the Executive wish to amend and restate in its entirety the January 23 Agreement;

     NOW, THEREFORE, the parties hereby amend and restate the January 23 Agreement to read as set forth herein.

     1. The Executive is granted the opportunity to earn a maximum ______ of Maximum Shares shares of the common stock of the Corporation (the actual number of shares earned by the Executive, if any, hereinafter being called the "Award") during the Performance Period.

     2.     Definitions

     For purposes of this Agreement, the following terms shall have the following meanings:

        (a)     "Performance Period" shall mean the period
                 January 1, 1996, to December 31, 1998.

        (b) "Cause" shall mean (i) the Executive's willful and continued failure to substantially perform assigned duties with the Corporation or its subsidiary corporations (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination for Good Reason), after a demand for substantial performance is delivered to the Executive by the Board of Directors of the corporation by which the Executive is employed (the "Board"), specifically identifying the manner in which the Board believes that the duties have not been substantially performed, or (ii) the Executive's willful conduct which is demonstrably and materially injurious to the Corporation or any subsidiary corporation by which the Executive is employed. For purposes of this subsection 2(b), no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation and the subsidiary corporation, if any, by which the Executive is employed.

        (c) "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as contemplated by any employment agreement between the Executive and the Corporation or a subsidiary of the Corporation, or any other action by the Corporation or the subsidiary corporation, if any, by which the Executive is employed which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation or such subsidiary corporation promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Corporation or the subsidiary corporation, if any, by which the Executive is employed to comply with any of the provisions of any employment agreement between the Executive and the Corporation or such subsidiary corporation, other than an insubstantial and inadvertent failure which is remedied by the Corporation or such subsidiary corporation promptly after receipt of notice thereof given by the Executive; (iii) any change not concurred in by the Executive in the location of the office at which the Executive is principally based on the date hereof, and travel reasonably required in the performance of the Executive's responsibilities and substantially consistent with prior business travel obligations of the Executive; or (iv) any purported termination by the Corporation or the subsidiary corporation, if any, by which the Executive is employed of the Executive's employment otherwise than as permitted by any employment agreement between the Executive and the Corporation or such subsidiary corporation.

        (d) "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on January 1, 1988, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if (x) a third person, including a "group" as such term is used in
                Section 13(d)(3) of the Exchange Act, other than the trustee of any employee benefit plan of the Corporation, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; (y) during any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of the Corporation (the "Crompton & Knowles Board" generally and, as of the date of this Agreement, the "Incumbent Board") cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at lease a majority of the Crompton & Knowles Board; provided that any person becoming a director of the Corporation subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (z) the Corporation shall cease to be a publicly owned corporation having its outstanding Common Stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.


     3.     Performance Objectives

            There shall be two Performance Objectives used to determine the amount of the Award, if any, earned by the Executive, as follows:

        (a)     Return on Capital Objective
                This objective, which must be achieved in order for the Executive to earn an Award, shall be the achievement by the Corporation of an average annual return on capital for the Performance Period equal to or greater than the lesser of (i) twelve percent (12%) or (ii) the average annual return on capital achieved by a select group of specialty chemical companies as monitored by the Corporation.

        (b)     Earnings Per Share ("EPS") Objective
                This objective shall be the achievement by the Corporation of cumulative earnings per share for the Performance Period of not less than $3.06 per common share.

                The following table shows by way of example the cumulative earnings per share which will be realized by the Corporation if the earnings per share increase annually during the Performance Period at rates of ten, thirteen and fifteen percent from the 1995 base of $.84 per share and the Award associated with cumulative earnings per share at each of those levels:

               Threshold Award     Target Award    Maximum Award

Cumulative EPS        $3.06           $3.22             $3.36

Award Earned  Threshold Shares     Target Shares  Maximum Shares


     The actual Award, if any, earned by the Executive shall be based upon the actual cumulative earnings per share achieved by the Corporation during the Performance Period, and except in the event that cumulative earnings per share for the Performance Period are equal to the amounts shown in the above table, shall be determined by interpolation from the values shown in the table.

     4.     Termination of Employment During Performance Period

        (a) If the Executive's employment with the Corporation or a subsidiary of the Corporation terminates during the Performance Period because of death, disability, retirement, the Executive Compensation Committee of the Crompton & Knowles Board (the "Committee") may, in its sole discretion, make a pro rata Award to the Executive.

        (b) If, following a Change in Control occurring after the date of this Agreement, the Executive's employment with the Corporation or a subsidiary of the Corporation is terminated during the Performance Period by the Executive for Good Reason or by the corporation by which the Executive is employed other than for Cause, the Executive shall become immediately vested in, and shall be promptly paid a pro rata Award which Award shall be determined on the basis of the cumulative earnings per share achieved by the Corporation during the Performance Period through the date of such termination of the Executive's employment and a proration (based on the number of days in the Performance Period which have elapsed on the date of such termination of the Executive's employment) of the share and cumulative earnings per share quantities specified in section 3 hereof. The Executive shall be entitled to a prorated Award pursuant to this subsection (b) without regard to whether or not the Corporation has achieved the return on capital objective specified in section 3 hereof.

        (c) In the event that the Executive's employment with the Corporation terminates during the Performance Period for any reason other than as specified in subsections 4(a) and 4(b) hereof, the Executive shall not be entitled to receive any Award for the Performance Period.

     5. After the date of any Award to the Executive hereunder, and prior to the transfer to the Executive of all of the shares of the Corporation comprising the Award, the Executive shall have the right to instruct the trustee of the Crompton & Knowles Corporation Long Term Incentive Plan Trust (the "Trustee") as to the voting of such number of shares of the Corporation comprising the Award as are held by the Trustee, together with any other shares held by the Trustee in any account which may be established by the Trustee on or after the date of the Award in the name of the Executive.

     6. The Executive shall be paid, at the time any shares earned by him are transferred to him, such sum of money or, at the sole discretion of the Corporation, such additional shares or other property, as shall be equal to the Executive's pro rata share of the Trust earnings to the date of and attributable to such payment, but less such cash or shares, if any, as the Corporation shall in its sole discretion determine are required to be withheld to pay taxes due on the cash or shares then being transferred to the Executive. The Executive shall have the right to defer any portion of the earned Award.

     7. Any Award made to the Executive hereunder shall vest in the Executive and the Executive shall be entitled to receive the Award only as follows:

                 25%     on    December 31, 1998
                 25%     on    December 31, 1999
                 25%     on    December 31, 2000
                 25%     on    Retirement of the Executive


     Notwithstanding any other provision of this Section 7, upon the termination of the Executive's employment with the Corporation on or after December 31, 1998, due to death, disability, retirement or for any reason following a Change in Control occurring after December 31, 1998, any Award theretofore earned by the Executive hereunder shall immediately become fully vested in him. Termination of the Executive's employment with the Corporation on or after December 31, 1998, for any reason other than those specified in the preceding sentence shall cause the forfeiture of any portion of an Award not vested prior to the date of such termination of employment.

     8.     This Agreement does not alter the "at will" nature of
            the Executive's employment,   which employment may be
            terminated at any time by the Executive or the Corporation by which the Executive is employed.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                          CROMPTON & KNOWLES CORPORATION



                          By:  _________________________



                               ___________________
                               Executive